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                                                                   Exhibit 10.9


                               PURCHASE AGREEMENT


         THIS PURCHASE AGREEMENT (the "Agreement") dated as of December 24, 1999 by and between Steven C. Jacobs ("Jacobs") and Mauricio Borgonovo ("Borgonovo") ("Sellers") and Peachtree FiberOptics, Inc., a Delaware corporation ("Purchaser"). Definitions of capitalized terms used in Articles 1 through 7 herein which are not otherwise defined are set forth in Section 8.1.

                              W I T N E S S E T H:

         WHEREAS, the Sellers own all of the membership interests (the "Interests") in Pinnacle Capital Group, L.C., a Florida limited liability company (the "Company"); and

         WHEREAS, in reliance upon the representations, warranties and covenants contained in this Agreement, Purchaser desires to purchase the Interests from Sellers;

         NOW, THEREFORE, in consideration of the foregoing premises, and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

                                   ARTICLE 1.

                         PURCHASE AND SALE OF INTERESTS

         SECTION 1.1 PURCHASE AND SALE. Subject to the provisions of this Agreement, on the Closing Date (as hereinafter defined), Purchaser shall purchase from Sellers, and Sellers shall sell to Purchaser, the Interests in consideration of the Purchase Price.

         SECTION 1.2 PURCHASE PRICE. The aggregate purchase price (the "Purchase Price") for the Interests shall be:

                  Each Seller will be issued a warrant (collectively, the "Warrants") with each Warrant giving the holder the right to purchase 5,000 shares of Purchaser's common stock, exercisable for a period of five years following the Closing Date (defined below) at an exercise price of $2.50 per share, pursuant to the form of Warrant Certificate attached hereto as Exhibit A.


                                   ARTICLE 2.

                                     CLOSING

         SECTION 2.1 THE CLOSING. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place one business day after NASD approval of the sale of the Company to Purchaser at the offices of Cohen, Berke, Bernstein, Brodie & Kondell, P.A., 2601 South Bayshore Drive, Suite 1900, Miami, Florida 3313 with the execution of this Agreement. The date of the Closing shall be referred to as the "Closing Date".

         SECTION 2.2       DELIVERIES AT CLOSING.  At the Closing:

                  (a)      There shall be delivered to the Sellers;

                           (i)      the Warrants;





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                           (ii)     Certificate of good standing of Purchaser;

                           (iii) Certified Resolutions of the Board of Directors of Purchaser approving all transactions contemplated herein.

                  (b)      There shall be delivered to Purchaser:

                           (i) An assignment of the Interests executed by each of the Sellers;

                           (ii)     Certificate of good standing of the Company;

                           (iii)    Executed certificates required by Section
                                    5.2.


                                   ARTICLE 3.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company, Jacobs and Borgonovo represent and warrant to Purchaser as follows:

         SECTION 3.1 STATUTORY EXISTENCE AND POWER. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Florida, and has all requisite corporate powers and all material Permits required to carry on the Business as now conducted. The Company is not qualified to do business as a foreign corporation in any jurisdiction. The Company does not directly or indirectly own any interest or investment in any other person.

         SECTION 3.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Each Seller has full power, capacity and authority to execute and deliver this Agreement and each other Transaction Document to which he is a party and to consummate the transactions contemplated hereby and thereby (the "Contemplated Transactions"). This Agreement and the other Transaction Documents to which Sellers are a party have been duly and validly executed and delivered by each of the Sellers and (assuming the valid execution and delivery thereof by the other parties thereto) constitute the legal, valid and binding agreements of the Sellers enforceable against them in accordance with their respective terms.

         SECTION 3.3 NO CONFLICTS, CONSENTS. The execution, delivery and performance by the Sellers of this Agreement and each other Transaction Document to which they are a party, the consummation of the Contemplated Transactions to which they are a party will not (i) violate any provision of the Articles of Organization, Regulations, Operating Agreement or other charter document or agreement among the Members of the Company; (ii) require the Sellers to obtain any consent, approval or action of or waiver from, or make any filing with, or give any notice to, any Governmental Body or any other Person other than the NASD; (iii) violate, conflict with or result in a breach or default under (after the giving of notice or the passage of time or both), or permit the termination of, any Contract to which the Company is a party or by which it or any of their Assets may be bound or subject, or result in the creation of any Lien upon any of the Assets of the Company pursuant to the terms of any such Contract; or (iv) violate any Law or Order of any Governmental Body against, or binding upon, the Company or upon its Assets or the Business; or (v) violate or result in the revocation or suspension of any Permit.

         SECTION 3.4 CHARTER DOCUMENTS AND CORPORATE RECORDS. The Company has heretofore delivered to Purchaser true and complete copies of the Articles of Organization, Regulations, Operating Agreement and other charter documents and agreements among the Members of the Company, as in effect on the date hereof.




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The minute and transfer books of the Company have been made available to
Purchaser for inspection and are true and complete.

         SECTION 3.5 FINANCIAL INFORMATION. The Company has furnished to Purchaser true and complete copies of (i) the Company's unaudited financial statements at and for the calendar years ended December 31, 1998 (the "Annual Statements"), (ii) the Company's unaudited financial statements at and for each calendar quarter of 1999 through September 30, 1999, (iii) all management letters, and attorney audit response letters, if any, issued in connection with the Company's financial statements for each of the three years comprising the Annual Statements, (iv) all Focus reports and other filings and financially-related correspondence with the NASD, and (v) a balance sheet dated as of November 30, 1999 (the "Latest Balance Sheet"). Each financial statement presents fairly the financial position of the Company as of its date and its earnings for the periods then ended. Each delivered balance sheet fully sets forth all Assets and Liabilities of the Company existing as of its date which, under GAAP, should be set forth therein, and each delivered statement of earnings sets forth the items of income and expense of the Company which should appear therein under GAAP. All financial and accounting books, ledgers, accounts and official and other records relating to the Company have been properly and accurately kept and completed in all material respects.

         SECTION 3.6 LIABILITIES. Except as and to the extent reflected in the Latest Balance Sheet, to Sellers' knowledge, the Company does not have any Liabilities or obligations. Except Liabilities reflected on the Latest Balance Sheet, there has been (i) no material adverse change in the Assets or Liabilities, or in the Business or condition of the Company, financial or otherwise, or the result of operations of the Company, and (ii) no change in the Assets or Liabilities or in the Business or condition of the Company, financial or otherwise, or in the results of operations or prospects of the Company, except in the ordinary course of business; and (iii) no factor or condition exists or, to the Company's knowledge and belief, is contemplated or threatened, which might cause such a change in the future.

         SECTION 3.7 RECEIVABLES. All Receivables of the Company are valid and enforceable claims, constitute bona fide Receivables resulting from the sale of goods and services in the ordinary course of the Business, and are not subject to any defenses, offsets, returns, allowances or credits of any kind.

         SECTION 3.8 ABSENCE OF CERTAIN CHANGES. Since the date of the Latest Balance Sheet, the Company has conducted the Business in the ordinary course consistent with past practices and there has not been: (a) any material adverse change in the Condition of the Business or any event, occurrence or circumstance that could reasonably be expected to cause such a material adverse change; (b) any transaction or Contract with respect to the purchase, acquisition, lease, disposition or transfer of any Assets or to any capital expenditure (in each case, other than in the ordinary course of the Business in accordance with past practice), in excess of $5,000; (c) any change in any method of accounting or accounting practice by the Company; (d) any material adverse change in the relationships of the Company with its customers, suppliers and vendors; or (e) except in the ordinary course of the Business, consistent with past practice, any payment, directly or indirectly, of and Liability before or after the same became due in accordance with its terms.

         SECTION 3.9 PROPERTIES. The Company has good and marketable title to all of the Assets, including, without limitation, personal property used in the Business, free and clear of all Liens. The equipment and other tangible personal property constituting a part of the Assets (whether owned or leased), are in good condition and repair (subject to normal wear and tear) and are adequate in quantity and quality for the operation of the Business as presently conducted.


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         SECTION 3.10 CONTRACTS.

                  (a) Schedule 3.10 sets forth an accurate and complete list of all material Contracts to which the Company is a party or by which it or its Assets are bound or subject. True and complete copies of all written Contracts of the Company and summaries of the material provisions of all oral Contracts so listed have been delivered to Purchaser.

                  (b) All Contracts listed on Schedule 3.10 are valid, existing, in full force and effect and binding upon the Company and, to the knowledge of Sellers, the other parties thereto in accordance with their terms. The Company is not in material default (or alleged default) under any Contract, or, to the knowledge of the Sellers, is any other party thereto in material default thereunder, nor does any condition exist that with notice or the lapse of time or both would constitute a material default (or give rise to a termination right) thereunder. Since the Latest Balance Sheet Date, the Company has not waived any right under any such Contract, amended or extended beyond June 30, 2000 any such Contract or terminated or failed to renew (or received notice of termination or failure to renew with respect to) any such Contract. Schedule
3.10 further identifies all Contracts for which a third party consent or notification is required for the assignment thereof by the Company to Purchaser ("Third Party Consents").

         SECTION 3.11 INTANGIBLE PROPERTY. The Company does not own any patents, trademarks, trade names, copyrights, Intellectual Property and service marks. In particular, the Company does not have any proprietary rights in, or the right to continue to use, the name "Pinnacle."

         SECTION 3.12 CLAIMS AND PROCEEDINGS. There are no outstanding Orders of any Governmental Body against or involving the Company or the Business. There are no actions, suits, claims or counterclaims or legal, administrative or arbitral proceedings or investigations (collectively, "Claims") (whether in respect thereof are covered by insurance), pending or, to the knowledge of the Sellers, threatened on the date hereof, against or involving the Company, any of the Company's Assets or the Business.

         SECTION 3.13 TAXES. The Company has timely filed or, if not yet due, will timely file all Tax Returns required to be filed by it for all taxable periods ending on or before the Closing Date and all such Tax Returns are true, correct and complete in all material respects. The Company has paid or, if payment is not yet due, will pay to the appropriate Tax Authority or has established, in accordance with GAAP and consistent with past practice, accruals that are reflected on the Latest Balance Sheet for the payment of, all Taxes of the Company for all taxable periods ending on or before the Closing Date. No extension of time has been requested or granted for the Company to file any Tax Return that has not yet been filed or to pay any Tax that has not yet been paid. The Company has not received notice of a determination by a Tax authority that Taxes are owed by the Company (such determination to be referred to as a "Tax Deficiency") and, to the knowledge of the Company, no Tax Deficiency is proposed or threatened. All Tax Deficiencies, if any, have been paid or finally settled and all amounts determined by settlement to be owed have been paid. There are no Tax Liens on or pending against the Company or any of the Assets. There are no presently outstanding waivers or extensions or requests for waiver or extension of the time within which a Tax Deficiency may be asserted or assessed. No issue has been raised in any examination, investigation, audit, suit, action, claim or proceeding relating to Taxes (a "Tax Audit") which, by application of similar principles to any past, present or future period, would result in a Tax Deficiency for such period. There are no pending or, to the knowledge of the Company, threatened Tax Audits of the Company. The Company has never been required to include in income any adjustment pursuant to Section 481 of the Code and no Tax authority has ever made or proposed any such adjustment. The Company has maintained and has in its possession all records, supporting documents and exemption certificates required by applicable sales Tax statutes and regulations to be retained in connection with the collection and remittance of sales and use Taxes for all periods up to and including the Closing Date. The Company shall be responsible for the payment of all state and




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local Taxes arising from or relating to the sale of the Assets and the
Contemplated Transactions. The aforementioned nothwithstanding, if required, the Sellers shall undertake to file the 1998 Federal tax return no later than January 15, 2000.

         SECTION 3.14 COMPLIANCE WITH LAWS. The Company is not in material violation of any order, judgment, injunction, award, citation, decree, consent decree or writ applicable to the Company (collectively, "Orders"), or any law, statute, code, ordinance, rule, regulation or other requirement (collectively, "Laws"), of any government or political subdivision thereof, whether federal, state, local or foreign, or any agency or instrumentality of any such government or political subdivision, or any court or arbitrator (collectively, "Governmental Bodies") affecting its Assets or the Business.

         SECTION 3.15 PERMITS. The Company has obtained all licenses, permits, certificates, certificates of occupancy, orders, authorizations and approvals of (collectively, "Permits"), and have made all required registrations and filings with, any Governmental Body that are material to the conduct of the Business.

         SECTION 3.16 FINDERS FEES. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company who might be entitled to any fee or commission from the Company upon consummation of the Contemplated Transactions.

         SECTION 3.17 FEES, COMMISSIONS AND ROYALTIES. The Company has no relationships with any distributors, agents, partners, employees or other representatives anywhere in the world which is entitled to fees, commissions, royalties or any other payments as a result of the sale of the Company's securities, products, services, or pursuant to its on going business, except as described herein. Marc Cabrera is entitled to one-third of any success fee generated in connection with The Graduate Group, Inc.

         SECTION 3.18 SOFTWARE. The Company does not own any of the software used in connection with the Business.

         SECTION 3.19 DISCLOSURE. Neither this Agreement, nor the Schedules hereto, or any audited or unaudited financial statements, documents or certificates furnished or to be furnished to Purchaser by or on behalf of the Company pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

         SECTION 3.20 INSOLVENCY PROCEEDINGS. No insolvency proceedings, including bankruptcy, receivership, reorganization, composition or arrangement with creditors, are pending or threatened against the Company.

                                   ARTICLE 4.

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser makes the following representations and warranties to Jacobs and Borgonovo:

         SECTION 4.1 ORGANIZATION AND GOOD STANDING. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and is duly qualified to do business in all states where its activities make such qualification necessary.

         SECTION 4.2 AUTHORITY. Purchaser has full power and has taken all corporate action necessary to execute, deliver and perform this Agreement and to carry out the transactions




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contemplated hereby. The execution, delivery and performance of the obligations of Purchaser under this Agreement has been, or will be on the Closing Date, duly and effectively authorized by Purchaser's Board of Directors and no further corporate authority therefor or approval thereof is required by law.

         SECTION 4.3 CONFLICTS. The execution, delivery and performance of this Agreement shall not conflict with or result in the breach or violation of the Purchaser's Articles of Incorporation, By-Laws or any contract, agreement, lease, commitment, license, permit, authorization or concession to which it is a party or by which it is bound, or any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award of any court or administrative or governmental body, or constitute an event which with notice, lapse of time, or both, would result in any such breach, or violation and which would have a material adverse effect on the Purchaser.

         SECTION 4.4 CHARTER DOCUMENTS AND CORPORATE RECORDS. The Company has heretofore delivered to Purchaser true and complete copies of the Articles of Incorporation and Bylaws, as in effect on the date hereof.

                                   ARTICLE 5.

                         CONDITIONS PRECEDENT TO CLOSING


         SECTION 5.1 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. All obligations of the Sellers hereunder are subject, at the option of the Seller, to the fulfillment prior to or at the Closing of each of the following conditions:

                  (a) PERFORMANCE. Purchaser shall have performed and complied in all material respects with all agreements, obligations and covenants required by this Agreement to be performed or complied with by it at or pior to the Closing Date.

                  (b) DOCUMENTATION. There shall have been delivered to the Sellers the following:

                           (i) A certificate, dated the Closing Date, of the
Secretary or Assistant Secretary of Purchaser certifying, among other things, that attached or appended to such certificate (A) is a true and correct copy of its Articles of Incorporation and all amendments if any thereto as of the date thereof; (B) is a true and correct copy of its By-laws as of the date hereof,
(C) is a true copy of all corporate actions taken by it, including resolutions of its board of directors authorizing the execution, delivery and performance of this Agreement, and each other document to be delivered by such party pursuant hereto; and (D) are the names and signatures of its duly elected or appointed officers who are authorized to execute and deliver this Agreement and any certificate, document or other instrument in connection herewith.

                           (ii) Evidence of the good standing and corporate
existence of Purchaser as may be reasonably requested by the Sellers.

                  (c) MERGER. Purchaser shall have effectuated a merger with Vfinance.com, Inc. and Union Atlantic, L.C., pursuant to which Purchaser is the surviving corporation.

                  (d) DELIVERIES. All deliveries required to be made to the Sellers pursuant to Section 2.2(a) shall have been made.





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 SECTION 5.2 CONDITIONS TO THE OBLIGATIONS OF PURCHASER. All obligations of
Purchaser hereunder are subject, at the option of Purchaser, to the fulfillment prior to or at the Closing of each of the following further conditions,

                  (a) PERFORMANCE. The Sellers shall have performed and complied in all respects with all agreements, obligations and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing Date.

                  (b) CONSENTS. All Required Consents and Third Party Consents shall have been obtained.

                  (c) SCHEDULES. All schedules not delivered to Purchaser upon execution hereof, and all updates to schedules delivered upon execution hereof, shall have been delivered prior to Closing and accepted and agreed to by Purchaser in its sole discretion.

                  (d) DOCUMENTATION. There shall have been delivered to Purchaser the following:

                           (i) A certificate, dated the Closing Date, of the
President and Secretary of the Company certifying, among other things, that attached or appended to such certificate (A) is a true and correct copy of its Articles of Organization and all amendments if any thereto as of the date thereof; (B) is a true and correct copy of its Regulations, Operating Agreement or other charter documents and agreements among Members; (C) is a true copy of all corporate actions taken by it, including resolutions of all of its members and managers authorizing the execution, delivery and performance of this Agreement, and each other document to be delivered by such party pursuant hereto; and (D) are the names and signatures of its duly elected or appointed officers who are authorized to execute and deliver this Agreement and any certificate, document or other instrument in connection herewith.

                           (ii) Evidence of the good standing and corporate
existence of the Company.

                           (iii) Copies of all Required Consents and Permits.

                  (e) DELIVERIES. All deliveries required to be made to the Company pursuant to Section 2.2(b) shall have been made.


                                   ARTICLE 6.

                                 INDEMNIFICATION

         SECTION 6.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

                  (a) All representations, warranties, covenants and agreements contained in this Agreement shall survive the execution and delivery of this Agreement and the Closing hereunder. Notwithstanding the foregoing, all representations and warranties of the Sellers contained in this Agreement, on any Schedule hereto or in any instrument delivered in connection with or pursuant to this Agreement, the indemnification obligations of the Sellers in respect of the matters specified in Section 6.2 shall terminate and expire two years after the Closing Date; PROVIDED, however, that the liability of the Sellers shall not terminate as to any specific claim or claims of the type referred to in Section 6.2 hereof, whether or not fixed as to liability or liquidated as to amount, with respect to which the Sellers have been given specific notice on or prior to the date on which such liabilities would otherwise terminate pursuant to the terms of this Section 6.1.





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                  (b) All representations, warranties, covenants and agreements of Purchaser shall terminate and expire two years after the Closing Date, provided, however, that the liability of Purchaser shall not terminate as to any specific claim or claims of the type referred to in Section 6.3 hereof, whether or not fixed as to liability or liquidated as to amount, with respect to which Purchaser has been given specific notice on or prior to the date on which such Liability would otherwise terminate pursuant to the terms of this Section 6.1.

         SECTION 6.2 OBLIGATION OF THE SELLERS TO INDEMNIFY. The Sellers agree to indemnify, defend and hold harmless Purchaser (and its respective directors, officers, employees, Affiliates, successors and assigns) from and against all Claims, losses, liabilities, damages, deficiencies, judgments, settlements, costs of investigation or other expenses (including interest, penalties and reasonable attorneys' fees and disbursements and expenses incurred in enforcing this indemnification) (collectively, the "Losses") suffered or incurred by Purchaser or any of the foregoing persons arising out of (i) any breach of the representations and warranties of Jacobs and Borgonovo contained in this Agreement or in the Schedules or any Transaction Document, or (ii) any breach of the covenants and agreements of Jacobs and Borgonovo contained in this Agreement or in the Schedules or any Transaction Document.

         SECTION 6.3 OBLIGATION OF PURCHASER TO INDEMNIFY. Purchaser agrees to indemnify, defend and hold harmless the Company, Jacobs and Borgonovo from and against any Losses suffered or incurred by the Company, Jacobs and Borgonovo arising out of any breach of the representations and warranties of Purchaser or of the covenants and agreements of Purchaser contained in this Agreement or in the Schedules or any Transaction Document.

         SECTION 6.4 NOTICE AND OPPORTUNITY TO DEFEND THIRD PARTY CLAIMS.

                  (a) Promptly after receipt by any party hereto (the "Indemnitee") of notice of any demand, claim, circumstance or audit which would or might give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that may result in a Loss, the Indemnitee shall give prompt notice thereof (the "Claims Notice") to the party or parties obligated to provide indemnification pursuant to Section 6.2 or 6.3 (collectively, the "Indemnifying Party"). The Claims Notice shall describe the Asserted Liability in reasonable detail and shall indicate the amount (estimated, if necessary, and to the extent feasible) of the Loss that has been or may be suffered by the Indemnitee. The rights of the Indemnifying Party to defend Asserted Liabilities under Section 6.4(b) in the case of Asserted Liabilities against the Company shall be exercised by the Company.

                  (b) The Indemnifying Party may elect to defend, at its own expense and with its own counsel, any Asserted Liability unless (i) the Asserted Liability seeks an injunction or other equitable or declaratory relief against the Indemnitee or (ii) the Indemnitee shall have reasonably concluded that there is a conflict of interest between the Indemnitee and the Indemnifying Party in the conduct of such defense. If the Indemnifying Party elects to defend such Asserted Liability, it shall within thirty (30) days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the defense of such Asserted Liability. If the Indemnifying Party elects not to defend the Asserted Liability, is not permitted to defend the Asserted Liability by reason of the first sentence of this Section 6.4(b), fails to notify the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Agreement with respect to such Asserted Liability, the Indemnitee may pay, compromise or defend such Asserted Liability at the sole cost and expense of the Indemnifying Party. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnitee may settle or compromise any claim over the reasonable written objection of the other, provided that the Indemnitee may settle or compromise any claim as to which the Indemnifying Party





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

has failed to notify the Indemnitee of its election under this Section 6.4(b) or as to which the Indemnifying Party is contesting its indemnification obligations hereunder and provided further, that if any Indemnitee shall fail to consent to the monetary terms of any proposed settlement or compromise of any Asserted Liability, the Indemnifying Party shall not thereafter be obligated to pay the Indemnitee in respect of such Asserted Liability under this Article 6 in excess of the amount it would have been required to pay to the Indemnitee in connection with such proposed settlement or compromise. In any event, the Indemnitee and the Indemnifying Party may participate, at their own expense, in the defense of any Asserted Liability. If the Indemnifying Party chooses to defend any Asserted Liability, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense. Any Losses of any Indemnitee for which indemnification is available hereunder shall be paid within thirty (30) days following written demand thereof.

                  (c) The liability of each of the Sellers pursuant to this
Section 6.4 shall be limited to the lesser of (i) the market value of his Warrant on the Closing Date or (ii) the market value of his Warrant on the date the first Claims Notice is received by him.

                  (d) The indemnification obligations contained in this Section
6.4 shall be the sole and exclusive remedy of either the Company or Sellers for any breach by the other of the representation, warranties, covenants or agreement contained in this Agreement.

                                   ARTICLE 7.

                            MISCELLANEOUS PROVISIONS

         SECTION 7.1 NOTICES. All notices which are permitted or required under this Agreement shall be in writing and delivered by hand, by verified overnight delivery, or by certified mail, postage prepaid, addressed as follows, or to such other person or address as may be designated by written notice by one party to the other parties:

                  If to Purchaser:          Peachtree Fiberoptics, Inc.
                                            3300 PGA Boulevard, Suite 810
                                            Palm Beach Gardens, Florida 33410
                                            Attention: President

                  With a copy to:           Richard N. Bernstein, Esq.
                                            Cohen, Berke, Bernstein,
                                            Brodie & Kondell, P.A.
                                            Terremark Centre, 19th Floor
                                            2601 South Bayshore Drive
                                            Miami, Florida 33133

                  If to the Company:        Pinnacle Capital Group, L.C.
                                            1401 Brickell Avenue, Suite 660
                                            Miami, Florida 33131
                                            Attention: President

Notices shall be deemed delivered when delivered by the carrier as provided above, as determined by the carrier receipt and/or confirmation of delivery notice. The addresses set forth above shall be conclusive for all purposes unless and until written notice of a change of address shall be sent to the parties herein.

         SECTION 7.2 NO ASSIGNMENT. This Agreement may not be assigned by either party without the prior written consent of the other party.





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         SECTION 7.3 SEVERABILITY. Any provision of this Agreement which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provision hereof.

         SECTION 7.4 GOVERNING LAW. This Agreement is deemed to have been made in the State of Florida and its interpretations, its construction and the remedies for its enforcement or breach are to be applied pursuant to, and in accordance with, the laws of the State of Florida for contracts made and to be performed in that State.

         SECTION 7.5 SCHEDULES. It is acknowledged and agreed that all exhibits and schedules to this Agreement are an integral part hereof and are incorporated, in total, by reference fully as a part of this Agreement in all respects.

         SECTION 7.6 INCORPORATION AND AMENDMENT. This writing constitutes the entire Agreement of the parties superseding and extinguishing all prior agreements or understandings, representations or warranties, relating to the subject matter hereof. This Agreement may not be modified, amended or terminated except by written agreement specifically referring to this Agreement signed by the parties hereto.

         SECTION 7.7 REMEDIES. Each of the parties hereto agrees that any dispute arising among the parties hereto shall be settled by a court of competent jurisdiction in accordance with applicable law and that the parties shall be free to petition the court for all appropriate legal and/or equitable remedies inclusive of specific performance and injunctive relief.

         SECTION 7.8 WAIVER. No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

         SECTION 7.9 HEADINGS. The paragraph headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of said paragraphs.

         SECTION 7.10 FURTHER ACTION. Each party hereto shall take such further action and shall execute and deliver such further documents as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Agreement.

         SECTION 7.12 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed one original.

         SECTION 7.13 VENUE. The parties hereto mutually agree that proper venue with respect to any dispute arising hereunder, related hereto and connected herewith shall be Broward County, Florida.

         SECTION 7.14 NO THIRD-PARTY BENEFICIARY. Except as otherwise provided herein, nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the parties hereto and their respective heirs and permitted successors or assigns hereunder any rights or remedies under or by reason of this Agreement.

         SECTION 7.15 REMEDIES CUMULATIVE. No remedy made available by any of the provisions of this Agreement is intended to be exclusive of any other remedy, each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity.

         SECTION 7.15 PUBLIC ANNOUNCEMENTS. Neither party shall, without prior written consent from the other, issue any press release or furnish any written statement to its employees or to the public concerning the transactions contemplated by this Agreement.

                                   ARTICLE 8.

                                   DEFINITIONS

         SECTION 8.1 DEFINITIONS. The following terms, as used herein, have the following meanings:

                  "AFFILIATE" of any person means any other person directly or indirectly through one or more intermediary persons, controlling, controlled by or under common control with such person.

                  The term "AUDIT" or "AUDITED" when used in regard to financial statements shall mean an examination of the financial statements by a firm of independent certified public accountants in accordance with generally accepted auditing standards for the purpose of expressing an opinion thereon.

                  "BUSINESS" shall mean the ownership and operation of the Assets comprising the business operations of the Company.

                  "CONTRACT" shall mean any contract, agreement, indenture, note, bond, lease, conditional sale contract, mortgage, license, franchise, instrument, commitment or other binding, arrangement, whether written or oral.

                  "GAAP" shall mean generally accepted accounting principles in effect on the date hereof as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States.

                  "INVENTORY" shall mean, as of any date, collectively, all inventories of products, supplies and materials owned by the Company and held for sale, distribution or license, together with packaging and samples thereof, owned by the Company as of such date.

                  The term "KNOWLEDGE" with respect to (a) any individual shall mean actual knowledge and (b) any corporation shall mean the actual knowledge of the directors and the executive officers of such corporation; and "KNOWS" has a correlative meaning.

                  "LIABILITY" shall mean any direct or indirect indebtedness, liability, assessment, claim. loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate. liquidated or unliquidated, secured or unsecured, accrued, absolute, actual or potential, contingent or otherwise (including any liability under any guaranties, letters of credit, performance credits or with respect to insurance loss accruals).

                  "LIEN" shall mean, with respect to any Asset, any mortgage, lien (including mechanics, warehousemen, laborers and landlords liens), claim, pledge, charge, security interest, preemptive right, right of first refusal, option, judgment, title defect, or encumbrance of any kind in respect of or affecting such Asset.

                  "PERSON" or "PERSON" shall mean an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity, including a government or political subdivision or an agency or instrumentality thereof.

                  "RECEIVABLES" shall mean as of any date any trade accounts receivable, notes receivable, rights to payments of cash, right to payments of stock, options, warrants and/or other non-cash payments, and other miscellaneous receivables of the Company arising in the ordinary course of the Business.

                  "REGULATORY ACTIONS" shall mean any claim, demand, action, suit or proceeding brought or instigated by any Governmental Body in connection with any Environmental Law, Including, without limitation, civil, criminal and/or administrative proceedings, whether or not seeking costs, damages, penalties or expenses.

                  "TAX" (including, with correlative meaning, the terms "Taxes" and "Taxable") shall mean (i) any net income, gross income, gross receipts, sales, use, ad valorem, transfer, transfer gains, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, rent, recording, occupation, premium, real or personal property, intangibles, environmental or windfall profits tax, alternative or add-on minimum tax, customs duty or other tax, fee, duty, levy, impost, assessment or charge of any kind whatsoever (including but not limited to taxes assessed to real property and water and sewer rents relating thereto), together with any interest and any penalty, addition to tax or additional amount imposed by any Governmental Body (domestic or foreign) (a "Tax Authority") responsible for the imposition of any such tax, with respect to the Company, the Business or the Assets (or the transfer thereof or of the Merger); (ii) any liability for the payment of any amount of the type described in the immediately preceding clause (i) as a result of the Company being a member of an affiliated or combined group with any other corporation at any time on or prior to the Closing Date and (iii) any liability of the Company for the payment of any amounts of the type described in the immediately preceding clause (i) as a result of a contractual obligation to indemnify any other person.

                  "TAX LIABILITIES" shall mean any and all Liabilities for Taxes (other than Tax Liabilities arising out of the Contemplated Transactions that are payable by the Purchaser hereunder) that are payable by the Company pursuant to the terms of this Agreement or pursuant to Law or that are payable by the Company arising out of events, transactions, facts or circumstances occurring or existing on or prior to the Closing Date.

                  "TAX RETURN" shall mean any return or report (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to any Tax Authority.

                  "TRANSACTION DOCUMENTS" shall mean, collectively, this Agreement, and each of the other agreements and instruments to be executed and delivered by all or some of the parties hereto in connection with the consummation of the transactions contemplated hereby.

         SECTION 8.2 INTERPRETATION. Unless the context otherwise requires, the terms defined in Section 8.1 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms defined herein. All accounting terms defined in Section 8.1, and those accounting terms used in this Agreement not defined in Section 8.1, except as otherwise expressly provided herein, shall have the meanings customarily given thereto in accordance with GAAP. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or

"including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.



                                              THE COMPANY:

Attest:                                       PEACHTREE FIBEROPTICS, INC.




By:                                           By: /s/ Leonard Sokolow
    --------------------------------              ------------------------------
    Title:                                        Title: CEO





                                                  /s/ Steven Jacobs
                                                  ------------------------------
                                                  Steven C. Jacobs


                                                  /s/ Mauricio Borgonovo
                                                  ------------------------------
                                                  Mauricio Borgonovo